BIKINI TEAM INTERNATIONAL, INC. and SBMB GROUP, INC.
Announce termination of LETTER OF INTENT to Acquire SBMB GROUP, INC.


Salt Lake City, Utah   February 4, 2004   Bikini Team International, Inc.
("Bikini" or the "Company") (OTCBB: BIKN) announced the termination of a Letter of Intent to acquire SBMB Group, Inc. ("SBMB"), previously disclosed on January 27, 2004, by mutual consent of the parties.

Bikini will also rescind the planned twenty (20) for one (1) forward split of its outstanding securities contemplated in connection with the planned acquisition, along with a name change.

This Press Release does not constitute an offer of any securities for sale.

                              ***
This Press Release may contain forward-looking statements, including the Company's beliefs about its business prospects and future results of operations. These statements involve risks and uncertainties. Among the important additional factors that could cause actual results to differ materially from those forward-looking statements are risks associated with the overall economic environment, the successful execution of the Company's plan of operation, changes in the Company's anticipated earnings, continuation of current contracts, changes in gaming and other applicable regulations, and other factors detailed in the Company's filings with the Securities and Exchange Commission, including its most recent Registration Statement on Form 10-SB of the Securities and Exchange Commission, and Form 10-QSB Quarterly Reports. In addition, the factors underlying Company forecasts are dynamic and subject to change and therefore those forecasts speak only as of the date they are given. The Company does not undertake to update them; however, it may choose from time to time to update them and if it should do so, it will disseminate the updates to the investing public.

Bikini Team International, Inc.
Contact:  Victoria M. Jenson, President
Telephone:  (801) 278-9424